Exhibit 1

JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G, and any and all amendments thereto, with regard to the beneficial ownership of Common Stock, $0.001 par value, of Red Robin Gourmet Burgers, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to any such joint filing.  In evidence thereof the undersigned hereby execute this Agreement as of the 13th day of February, 2003.

RR INVESTORS, LLC

By:	/s/ Edward T. Harvey

Name:	Edward T. Harvey
Title:	President

QUAD-C PARTNERS V, L.P.

By:	QUAD-C ADVISORS V, L.L.C., its general partner

By:	/s/ Edward T. Harvey

Name:	Edward T. Harvey
Title:	Vice President

QUAD-C ADVISORS V, L.L.C.

By:	/s/ Edward T. Harvey

Name:	Edward T. Harvey
Title:	Vice President

/s/ Terrence D. Daniels

Terrence D. Daniels

/s/ Edward T. Harvey

Edward T. Harvey